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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ---------------



                                  FORM 8-K



               Current Report Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934



                                June 20, 2000
          ---------------------------------------------------------
              Date of Report (Date of earliest event reported)



                         Exodus Communications, Inc.
          ---------------------------------------------------------
           (Exact name of Registrant as Specified in its Charter)



       Delaware                       0-23795                   77-0403076
------------------------      ------------------------      -------------------
(State of Incorporation)      (Commission file number)       (I.R.S. Employer
                                                            Identification No.)



                       2831 Mission College Boulevard
                        Santa Clara, California 95054
          ---------------------------------------------------------
        (Address of Principal Executive Offices, including zip code)



                               (408) 346-2200
          ---------------------------------------------------------
            (Registrant's telephone number, including area code)
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ITEM 5:  OTHER EVENTS.

          On June 20, 2000, the Company issued a press release announcing that it intends, subject to market and other conditions, to raise a total of $600 million gross proceeds through a private offering of senior notes. The senior notes will be offered within the United States to qualified institutional buyers and outside the United States to certain non-U.S. investors. A copy of the press release is filed as Exhibit 99.01 and incorporated herein by reference.

          On June 20, 2000, the Company issued a press release announcing that it intends to file a "Universal Shelf" registration statement with the Securities and Exchange Commission. Under the registration statement, Exodus will be able to sell up to $2.0 billion of new debt and equity securities in one or more public offerings over the next two years. A copy of the press release is filed as Exhibit 99.02 and incorporated herein by reference.

          On June 20, 2000, the Company issued a press release announcing that it expects to receive a commitment from a syndicate of banks under which it may obtain up to $750 million of financing under secured revolving and term loan arrangements. Under the facilities, Exodus would be permitted to borrow up to $250 million over the next five years on a revolving basis, and a wholly-owned subsidiary of Exodus could borrow up to $500 million in two tranches under secured term loans due in five and seven years, respectively. A copy of the press release is filed as Exhibit 99.03 and incorporated herein by reference.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

  99.01  Press release dated June 20, 2000.

  99.02  Press release dated June 20, 2000.

  99.03  Press release dated June 20, 2000.


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: June 20, 2000

                              EXODUS COMMUNICATIONS, INC.


                              By: /s/ R. Marshall Case
                                  --------------------------------------
                                  R. Marshall Case
                                  Executive Vice President, Finance and Chief
                                  Financial Officer
                                  (Duly Authorized Officer and Chief Accounting Officer)